Exhibit 23.1



                         Independent Auditors' Consent


The Board of Directors
Ryan's Family Steak Houses, Inc.:


We consent to the use of our report dated January 31, 2003, with respect to the consolidated financial statements of Ryan's Family Steak Houses, Inc. (the Company) for the three-year period ended January 1, 2003, which report appears in the January 1, 2003 annual report on Form 10-K of Ryan's Family Steak Houses, Inc.



                                    /s/  KPMG LLP


Greenville, South Carolina
May 16, 2003